================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            The McClatchy Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

                             THE McCLATCHY COMPANY
                                 2100 Q Street
                             Sacramento, CA 95816

                                                                  March 24, 2000


To our Shareholders:

          I am pleased to invite you to attend the annual meeting of shareholders of The McClatchy Company on Wednesday, May 17, 2000 at 9:00 a.m. in the Ballroom (16th Floor) of the Holiday Inn, Capitol Plaza, located at 300 J Street, Sacramento, California 95814.

          At this year's meeting, you are being asked to elect Directors for the coming year and to ratify the appointment of McClatchy's independent auditors. The notice of meeting and proxy statement that follow this letter describe these items in detail. Please take the time to read these materials carefully.

          Your Board of Directors unanimously believes that the two items proposed by the Board are in the best interests of McClatchy and its shareholders, and recommends that you vote in favor of both proposals on the enclosed proxy card.

          In addition to these items of business, at the meeting I will report to you on McClatchy's operations and results, and respond to comments and answer questions of general interest to shareholders.

          Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience. By doing so, your right to attend or vote at the meeting will in no way be limited.

          Thank you.

                                   Sincerely,

                                   /s/ Gary Pruitt
                                   Gary Pruitt
                                   President and Chief Executive Officer

                             THE McCLATCHY COMPANY
                                 2100 Q Street
                             Sacramento, CA 95816

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
                             THE McCLATCHY COMPANY
                            TO BE HELD MAY 17, 2000

To the Shareholders:

          The annual meeting of shareholders of The McClatchy Company will be held in the Ballroom (16th Floor) of the Holiday Inn, Capitol Plaza, 300 J Street, Sacramento, California 95814, on Wednesday, May 17, 2000, at 9:00 a.m. local time, for the following purposes:

               1.   The election of Directors;

               2. To ratify the appointment of Deloitte & Touche LLP as McClatchy's independent auditors for the 2000 fiscal year; and

               3. To transact such other business as may properly come before the meeting.

          The Board of Directors has chosen March 20, 2000 as the "record date" to identify those shareholders who are entitled to notice of the Annual Meeting and to vote at the meeting. A list of those shareholders will be available at the meeting and for ten days prior to the meeting at McClatchy's corporate offices, 2100 Q Street, Sacramento, California. This notice, the attached proxy statement and the enclosed form of proxy for the meeting are first being mailed on or about March 24, 2000.

                              By Order of the Board of Directors

                              /s/ Karole Morgan-Prager
                              Karole Morgan-Prager, Corporate Secretary
March 24, 2000

                            YOUR VOTE IS IMPORTANT!

          WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                             THE McCLATCHY COMPANY
                                 2100 Q Street
                         Sacramento, California 95816

                              ____________________
                                PROXY STATEMENT
                              ____________________

          The Board of Directors is sending you this Proxy Statement and soliciting your proxy. This proxy statement explains the matters to be considered and acted upon at the Annual Meeting of Shareholders on May 17, 2000 and how to vote your shares. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about March 24, 2000.

                      GENERAL INFORMATION FOR SHAREHOLDERS

          As a shareholder of McClatchy, you can be represented at the Annual Meeting and have your shares voted as you direct by means of the enclosed proxy card. When you sign the proxy card, you name Gary Pruitt and Karole Morgan-Prager as your proxy holders. They will vote your shares (and all of the shares of McClatchy stock represented by every properly signed and returned proxy card) at the Annual Meeting as directed on your proxy card.

          You specify your voting choices by marking the appropriate boxes on the proxy card. If you don't specify your voting choices, your proxy holders
will vote your shares as recommended by the Board of Directors.   The
recommendations of the Board of Directors are set forth on the proxy card and in this proxy statement.

          The proxy card also authorizes the proxy holders to vote your shares on any matters that may be properly presented for action at the Annual Meeting if McClatchy did not have notice of the matter before February 13, 2000.

 YOU MUST RETURN A PROPERLY SIGNED PROXY CARD TO AUTHORIZE THE PROXY HOLDERS TO
                               VOTE YOUR SHARES.

          The Board of Directors encourages you to complete and sign the proxy card even if you plan to attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting. If you attend the Annual Meeting and wish to vote in person, your completed ballot at the Annual Meeting will cancel any proxy that you previously sent.

                      OUTSTANDING SHARES AND VOTING RIGHTS

          Shareholders of record on March 20, 2000 are entitled to vote at the Annual Meeting. On that day, there were 16,578,420 shares of McClatchy Class A Common Stock and 28,451,912 shares of McClatchy Class B Common Stock outstanding. Each share of Class A Common Stock is entitled to one vote in the election of the three Class A directors, no vote in the election of the nine Class B directors and one-tenth of a vote on all other matters presented at the meeting. Each share of Class B Common Stock is entitled to one vote in the election of the nine Class B directors, no vote in the election of the three Class A directors and one vote on all other matters presented at the meeting.

          With respect to the election of directors, each outstanding share of McClatchy stock is entitled to cast one vote for as many separate nominees as there are directors of the Class to be elected. The nominees who receive the most votes for the number of positions to be filled are elected as Directors. Other proposals are approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

          If you do not return your proxy, or you indicate "withhold authority to vote" for any nominee on your proxy card, your vote will not count either for or against the election of the nominee. If you do not return your proxy in connection with the proposal to ratify the selection of independent auditors, or "abstain" from voting, it has the same effect as if you voted against the proposal. Abstentions will be counted in determining whether a quorum is present.

          Under the New York Stock Exchange's current rules, if your broker holds your shares in "street" name, the broker may vote your shares for the election of the Class A nominees and for the ratification of the selection of independent auditors, even if it does not receive instructions from you. However, if your broker does not return your proxy for the election of a nominee for director, the non-vote will not count either for or against the nominee. Likewise, if your broker does not return your proxy for the proposal to ratify the selection of our independent auditors, that non-vote will have no effect on the outcome of the proposal. Broker non-votes will be counted in determining whether a quorum is present.

                           COST OF SOLICITING PROXIES

          The cost of this proxy solicitation will be borne by McClatchy. McClatchy will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to McClatchy shareholders. Employees of McClatchy and its subsidiaries may also solicit proxies personally and by telephone. The expense for this would be nominal.

                             ELECTION OF DIRECTORS
                            (Item 1 on Proxy Card)

          McClatchy's Restated Certificate of Incorporation provides that the holders of Class A Common Stock have the right as a class to elect 25% of McClatchy's directors, or the nearest larger whole number, but no vote with respect to the election of the other directors. The holders of the Class B Common Stock have the right to elect the remaining directors. At the Annual Meeting, three Class A Directors will be elected by the Class A shareholders and nine Class B Directors will be elected by the Class B shareholders.

     Your shares will be voted, unless authority is withheld on your proxy card, for the election of the three nominees for Class A Directors named below if you are a Class A shareholder and for the election of the nine nominees for Class B Directors named below if you are a Class B shareholder. Each nominee is presently a Director of McClatchy. William Roth, who is currently a Class B director, is retiring from the Board effective the day of the Annual Meeting and will not stand for re-election. The Directors elected will serve for the ensuing year and until their successors are elected or appointed and qualified or until their earlier resignation or removal. If any Director nominee is unable or declines to serve as a director at the time of the Meeting, the Board may, by resolution, provide for a lesser number of Directors or designate a substitute Director to fill the vacancy.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.

Nominees for Class A Directors

     Elizabeth Ballantine, 51, has been a Director of McClatchy since March
1998.   Prior to joining the Board, Ms. Ballantine was a director of Cowles
Media Company, a position she had held since 1993. Ms. Ballantine is president of EBA Associates, a consulting firm. From November 1993 to September 1999 she was an attorney in the Washington, D.C. law firm of Dickstein, Shapiro, Morin and Oshinsky LLP. From August 1990 until November 1993, she worked as a private consultant advising clients on international business investments. Ms. Ballantine has also been an Adjunct Professor of History with The George Washington University since August 1991.

     S. Donley Ritchey, 66, has been a Director of McClatchy since July 1985. He retired from Lucky Stores in 1986, where he was chief executive officer and chairman of its board of directors. Mr. Ritchey currently is a director of SBC Communications, Inc., De La Salle Institute and Liberty House, Inc. and is managing partner of Alpine Partners, a family investment general partnership. He served as Chair of the Governing Board of the

California Power Exchange from May 1997 through March 1999. He also served as a council member of the town of Danville, California from 1987 to 1995 and twice served as mayor of Danville.

     Frederick R. Ruiz, 56, has been a Director of McClatchy since July 1993. He is chairman of Ruiz Foods, Inc., a privately held frozen food company. Mr. Ruiz currently serves on the board of directors of Gottschalks, Inc., The AG Zone, The California Endowment, and The Hispanic College Fund. He is Chair of the Institute for Family Business and a member of the Business Advisory Council of California State University, Fresno.

Nominees for Class B Directors

     William K. Coblentz, 77, has been a Director of McClatchy since March 1979. He is a senior partner in the San Francisco law firm of Coblentz, Patch, Duffy & Bass. He was a member of the board of directors of Pacific Telesis Group from 1976 to 1992 and is a member of the board of directors of The Central Valley Foundation, the Public Policy Institute of California and the Koret Foundation. From 1964 through 1980 Mr. Coblentz was a member of the University of California Board of Regents and he was its chairman for two years.

     Molly Maloney Evangelisti,/1/ 47, has been a Director of McClatchy since July 1995. She worked in various capacities for The Sacramento Bee from October 1978 to December 1996, including the oversight of special projects for The Sacramento Bee.

     Larry Jinks, 71, has been a Director of McClatchy since July 1995. He spent 37 years with Knight Newspapers and Knight-Ridder, Inc. and, during that time, he served as managing editor of The Miami Herald from 1966 to 1972, as executive editor of The Miami Herald from 1972 to 1976, as editor of the San Jose Mercury News from 1977 to 1981, as a corporate officer of Knight-Ridder from 1981 to 1989, and as publisher of the San Jose Mercury News from 1989 to 1994. He is a former member of the executive committee of The Newspaper Management Center at Northwestern University and former chairman of the Knight Foundation's Journalism Advisory Committee.

     Joan F. Lane, 71, has been a Director of McClatchy since March 1989.   She
is currently a Special Assistant to the Board of Trustees and to the President of Stanford University. She has served on the board of directors of the James Irvine Foundation since 1990. She served on the board of directors of The Brown Group, Inc. from 1985 to 1996, and as a trustee of the San Francisco Foundation from 1984 to November 1991. From 1982 to 1992, Mrs. Lane served as Special Assistant to the Dean of the School of Humanities and Sciences of Stanford University. She was a member of the board of trustees of Smith College from 1978 to 1985, and chairman of that board from 1982 to 1985.

     James B. McClatchy,/1/ 79, is Publisher of McClatchy, having been elected to that position in July 1987. He served as the Chairman of the Board of Directors from April 1989 to May 1995 and from August 1980 to July 1987. Mr. McClatchy was a Director of McClatchy from 1943 through 1965, was again elected a Director in March 1976 and has served in that capacity since that time. He is a former owner and publisher of several weekly newspapers in California and Nevada. He is a board member and past president of the Inter-American Press Association, past president and director of the French American International School, and a director and president of The Central Valley Foundation. He is also a member of the board of directors of Valley Vision.

     Kevin S. McClatchy,/1/ 37, has been a Director of McClatchy since September 1998. He has been the Managing General Partner and Chief Executive Officer of the Pittsburgh Pirates major league baseball team since 1996. From 1994 to 1995 he was President of the Northern California Sports Development Group and The Modesto A's, a minor league baseball team. He was Sales Director for The Newspaper Network, Inc. from 1993 to 1994,

--------------------
/1/ James B. McClatchy and William Ellery McClatchy are brothers. Kevin S. McClatchy is their nephew and Molly Maloney Evangelisti is their cousin.

Advertising Director at the Amador Ledger-Dispatch from 1992 to 1993 and sales representative for The Sacramento Bee from 1990 to 1992.

     William Ellery McClatchy,/1/ 76, has been a Director of McClatchy since March 1976 and Assistant Secretary since August 1980.

     Erwin Potts, 67, has been the Chairman of the Board of Directors of McClatchy since May 1995. Mr. Potts served as Chief Executive Officer of McClatchy from April 1989 to May 1996, as President from July 1987 to May 1995 and as Chief Operating Officer from July 1987 to April 1989. He was McClatchy's Executive Vice President from March 1985 to July 1987, and a Vice President from March 1979 to March 1985. In addition, Mr. Potts has been a Director of McClatchy since 1976. He has served as a director of Rainbird Sprinkler Manufacturing Corporation since January 1999. He also currently serves on the board of the Committee to Protect Journalists. He is a former director of the Newspaper Association of America and the California Newspaper Publishers Association and a former member of the California Business Roundtable.

     Gary B. Pruitt, 42, has been Chief Executive Officer of McClatchy since May 1996 and President since May 1995. He served as Chief Operating Officer of McClatchy from May 1995 to May 1996. He has been a Director of McClatchy since July 1995. From May 1994 to May 1995 he served as Vice President, Operations and Technology of McClatchy. Prior to that time he was Publisher of The Fresno Bee from October 1991 to May 1994. He served McClatchy as Secretary and General Counsel from 1987 to 1991 and Counsel from 1984 to 1987. He currently serves as a member of the board of directors of the Newspaper Association of America
(NAA), the American Press Institute, the James Irvine Foundation and the Crocker Art Museum Association. He is also Chairman of the NAA Postal Committee and a member of the California Business Roundtable, the Associated Press Auditing Committee and the Chancellor's Committee for The University of California, Berkeley.

Other Executive Officers

     Peter M. CaJacob, 56, has been Vice President, Human Resources of McClatchy since December 1993. He joined McClatchy as its Director of Human Resources in February 1990. From 1989 to February 1990 he was director of human resources for the GenCorp Automotive Group and prior to that time held management positions in human resources with Aerojet General Corporation and Whirlpool Corporation. Mr. CaJacob served on the board of directors of the Industrial Relations Bureau of the California Newspaper Publishers Association in 1990 and 1991.

     Doretha Christoph, 50, has been Vice President, Finance since March 2000. Prior to joining McClatchy, she was Vice President, Finance and Chief Financial Officer of Intermet Corporation in Troy, Michigan, a position she held from June 1995 through February 2000. From 1991 to June 1995 she was Vice President and Director of Finance and Administration for LNP Engineering Plastics, Inc., a subsidiary of Kawasaki Steel Corporation.

     Gregory E. Favre, 64, has been Vice President, News of McClatchy since January 1990. From 1984 to 1998 he served as Executive Editor of The Sacramento Bee. Prior to that he was managing editor of the Chicago Sun Times and managing editor of the Chicago Daily News. Mr. Favre is a past President and director of the American Society of Newspaper Editors and is currently a board member and membership chair of the Inter-American Press Association. He is a board member of the Advisors of the Pacific Coast Center of the Freedom Forum and the Board of Visitors for the University of California, Davis, Medical School and Chairman of the Foundation of American Communications. He also currently serves as a member of the advisory boards of the Medill School of Journalism, the Graduate School of Journalism of the University of California, Berkeley and the University of Southern California Journalism School. He is past President of the California Society of Newspaper Editors.

--------------------
/1/ James B. McClatchy and William Ellery McClatchy are brothers. Kevin S. McClatchy is their nephew and Molly Maloney Evangelisti is their cousin.

     Christian A. Hendricks, 37, has been Vice President, Interactive Media of McClatchy since August 1999. He joined McClatchy in 1992 as Advertising Manager, Marketing for The Fresno Bee. From 1993 to 1994 he served as Marketing Director for The Fresno Bee. In 1994 he was named Manager of Technology for McClatchy. He held this position until 1996 when he was promoted to President and Publisher of Nando Media, where he served until August 1999. Mr. Hendricks also serves on the NAA New Media Federation Board and the NAA Board Committee on Diversity.

     Karole Morgan-Prager, 37, has been General Counsel and Corporate Secretary of McClatchy since July 1995 and was named Vice President in May 1998. From May 1992 to July 1995 she was Associate General Counsel of The Times Mirror Company. She was an associate with the Morrison & Foerster law firm from October 1987 to May 1992. She currently serves on the board of directors of The Boys & Girls Club of Greater Sacramento.

     Robert J. Weil, 49, is Vice President, Operations of McClatchy. In this capacity, he oversees McClatchy's newspaper operations in the Northwest and the Twin Cities of Minneapolis/St. Paul and The Newspaper Network, McClatchy's national sales and marketing company. He was named to this position in September 1997. From May 1994 to September 1997, he served as Publisher of The Fresno Bee. From September 1992 to May 1994, he was President and Chief Operating Officer for Persis Media, a privately held company with newspaper operations headquartered in Bellevue, Washington. Mr. Weil held other senior management positions with Persis and Gannett from April 1973 to September 1992.

     Frank R. J. Whittaker, 50, is Vice President, Operations of McClatchy. In this capacity, he oversees McClatchy's operations in California and the Carolinas. He was named to this position in September 1997. Mr. Whittaker joined McClatchy as general manager of The Sacramento Bee in 1985. From January 1990 to September 1997, he served as both President and General Manager of The Sacramento Bee. For 13 years prior to that time, Mr. Whittaker served The Toronto Star in Canada in a variety of management positions, including director of strategic planning and circulation director. Mr. Whittaker is past president of the California Newspaper Publishers Association and serves on the boards of the Audit Bureau of Circulations, the Sacramento Regional Foundation and the Graduate School of Business at the University of California, Davis.

Committees of the Board of Directors

     The Board of Directors met six times during 1999. The Board of Directors has Compensation, Audit, and Pension and Savings Plans Committees, and a Committee on the Board. Also, in January 2000, the Board of Directors appointed a Nominating Committee.

     Compensation Committee. Mr. Coblentz, Chairperson, Ms. Evangelisti, Mr. Jinks, Mrs. Lane, and Mr. Ritchey are the members of the Compensation Committee. The Compensation Committee adopts and administers the following compensation plans for executive officers and certain other employees of McClatchy: the Management By Objective Annual Bonus Plan, the Chief Executive Officer Bonus Plan, the Long-Term Incentive Plan, the Employee Stock Purchase Plan, the 1987 Amended and Restated Stock Option Plan, the 1994 Amended and Restated Stock Option Plan and the 1997 Stock Option Plan. The Compensation Committee held four meetings in 1999.

     Audit Committee. Mr. Ruiz, Chairperson, Ms. Ballantine, Mr. Jinks, Mrs. Lane and Mr. Ritchey are the members of the Audit Committee. The Audit Committee recommends selection of the independent auditors for McClatchy to the Board of Directors (selection being subject to ratification by the shareholders), reviews the scope and results of the annual audit, approves the services to be performed by the independent auditors, and reviews the independence of the auditors, the performance and fees of the independent auditors, the effectiveness and adequacy of the systems of financial reporting and internal accounting controls, and the scope and results of internal auditing procedures. The Audit Committee held four meetings during 1999.

     Pension and Savings Plans Committee. Mr. Ritchey, Chairperson, Mr. Coblentz, Mrs. Lane, Mr. Kevin McClatchy and Mr. Pruitt are the members of the Pension and Savings Plans Committee. The Pension and Savings Plans Committee reviews McClatchy's pension funding policy and objectives, monitors the investment of the assets in the Company's 401(k) and Pension Plans, and recommends appropriate related action to the Board of Directors. The Pension and Savings Plans Committee held three meetings in 1999.

     Committee on the Board. Mrs. Lane, Chairperson, Ms. Ballantine, Mr. Coblentz, Mr. Jinks, Mr. Ritchey, Mr. Roth, and Mr. Ruiz are the members of the Committee on the Board. The Committee on the Board advises the Board of Directors with respect to corporate governance issues and such other matters relating to directors as may be deemed appropriate. The Committee on the Board held four meetings in 1999.

     Nominating Committee. Mr. Jinks, Chairperson, Ms. Ballantine, Mr. James McClatchy, Mr. William Ellery McClatchy and Mr. Ritchey are the members of the Nominating Committee. The Nominating Committee considers and recommends to the Board director candidates for election by the Class A or Class B shareholders, but not including candidates who are members of the McClatchy or Maloney families or management. The Board established the Nominating Committee in January 2000, and, therefore, no meetings were held in 1999. The Nominating Committee will consider recommendations from shareholders for such director candidates. Please submit any recommendations in writing to McClatchy's Secretary at its corporate headquarters.

     All Board and Committee members attended more than 75% of the combined meetings of the Board of Directors and Committees on which they served during 1999, except William Ellery McClatchy and Kevin S. McClatchy, who each attended 67% of the meetings of the Board.

                             PRINCIPAL SHAREHOLDERS

Class B Common Stock

     The following table shows information about the beneficial ownership of the Class B Common Stock as of March 20, 2000 by (i) certain of the Directors and nominees for Director, (ii) all executive officers and Directors (including nominees) of McClatchy as a group, and (iii) each person known by McClatchy to own beneficially more than 5% of the outstanding shares of the Class B Common Stock.

              Certain Directors, Directors and                             Number of Shares
               Executive Officers as a Group,                                 of Class B
                  and 5% Shareholders(1)                                     Common Stock              Percent
--------------------------------------------------------------------  ----------------------------  ------------
James B. McClatchy..................................................                 15,250,499(2)         53.6%
William K. Coblentz.................................................                 13,119,995(3)         46.1%
William Ellery McClatchy............................................                 12,949,527(4)         45.5%
Erwin Potts.........................................................                 12,500,000(5)         43.9%
William M. Roth.....................................................                 12,500,000(5)         43.9%
Molly Maloney Evangelisti...........................................                  5,662,500(6)         19.9%
Brown McClatchy Maloney.............................................                  5,578,748(7)         19.6%
Kevin S. McClatchy..................................................                    907,495             3.2%
All executive officers and directors as a group (22 persons)........                 21,990,962            77.3%

__________
(1) All addresses: c/o The McClatchy Company, P. O. Box 15779, Sacramento, CA 95852-0779.
(2) Includes: (i) 12,500,000 shares of Class B Common Stock held under five separate trusts each with 2,500,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz, William M. Roth and Erwin Potts share joint voting and investment control with respect to these trusts. James B. McClatchy disclaims beneficial ownership of all but 2,500,000 shares in one such trust as to which he has a present income interest; (ii) 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of a trust established under the will of Charles K. McClatchy, deceased. James B. McClatchy disclaims beneficial ownership of these shares.

(3) Includes: (i) 12,500,000 shares of Class B Common Stock held under five separate trusts each with 2,500,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz, William M. Roth and Erwin Potts share joint voting and investment control with respect to these trusts. William K. Coblentz disclaims beneficial ownership of these shares; (ii) 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William
     K. Coblentz share joint voting and investment control as co-trustees of a trust established under the will of Charles K. McClatchy, deceased.
     William K. Coblentz disclaims beneficial ownership of these shares; and
     (iii) 170,468 shares of Class B Common Stock with regard to which William
     K. Coblentz acts as a co-trustee under one trust agreement with voting and investment control shared with other trustees. William K. Coblentz disclaims beneficial ownership of these shares.
(4) Includes: (i) 12,500,000 shares of Class B Common Stock held under five separate trusts each with 2,500,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz, William M. Roth and Erwin Potts share joint voting and investment control with respect to these trusts. William Ellery McClatchy disclaims beneficial ownership of all but 2,500,000 shares in one such trust as to which he has a present income interest; and (ii) 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of certain trusts established under the will of Charles K. McClatchy, deceased. William Ellery McClatchy disclaims beneficial ownership of these shares.
(5) These shares are held under five separate trusts each with 2,500,000 shares of Class B Common Stock and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz, William M. Roth and Erwin Potts share joint voting and investment control with respect to these trusts. Both Erwin Potts and William M. Roth disclaim beneficial ownership of these shares.
(6) Includes 1,850,000 shares of Class B Common Stock held in trust over which Molly Maloney Evangelisti and Brown McClatchy Maloney share joint voting and investment control. Molly Maloney Evangelisti is a beneficiary under this trust.
(7) Includes 1,850,000 shares of Class B Common Stock held in a trust over which Brown McClatchy Maloney and Molly Maloney Evangelisti share joint voting and investment control as co-trustees. Brown McClatchy Maloney is a beneficiary under this trust. Also includes 134,440 shares of Class B Common Stock held in four trusts for the benefit of each of his four children, each containing 33,610 shares. Brown McClatchy Maloney has sole voting and investment control with respect to these trusts. Brown McClatchy Maloney disclaims beneficial ownership of these shares.

Class A Common Stock

     The following table shows information about the beneficial ownership of the Class A Common Stock as of March 20, 2000 by (i) each Director and nominee for Director, (ii) certain of McClatchy's executive officers, (iii) all executive officers and Directors (including nominees) as a group, and (iv) each person known to own beneficially more than 5% of the outstanding shares of the Class A Common Stock. In addition, Securities and Exchange Commission rules deem a person to be the beneficial owner of McClatchy Class A Common Stock if he or she can exercise an option to acquire the shares presently or sometime within the next 60 days. Also, each holder of Class B Common Stock is deemed to be the beneficial owner of the same number of shares of Class A Common Stock under the Securities and Exchange Commission rules, on the basis that he or she has the right, subject to the terms of the Stockholders Agreement discussed later in this Proxy Statement, to convert Class B Common Stock into Class A Common Stock. For purposes of calculating the percentage of outstanding shares of Class A Common Stock beneficially owned by each shareholder, the shares of Class A Common Stock deemed to be owned by each shareholder because of his or her ownership of Class B Common Stock are treated as outstanding only for that shareholder. As a result, the column showing the percentage of deemed beneficial ownership of Class A Common Stock does not reflect the beneficial ownership of Class A Common Stock actually outstanding on March 20, 2000.

                                                                                     Deemed Beneficial Ownership
                                                   Beneficial Ownership of              of Class A Common Stock
    Directors, Executive Officers,                  Outstanding Shares of       ---------------------------------------
       Directors and Executive                       Class A Common Stock           Number of Shares
        Officers as a Group,                           (including Shares               Of Class A
       and 5% Shareholders(1)                           held by spouse)               Common Stock          Percent
----------------------------------------------  ------------------------------  ---------------------   --------------
James B. McClatchy............................                      17,500                  15,267,999           48.0%
William K. Coblentz...........................                      19,657(2)               13,139,652           44.2%
William Ellery McClatchy......................                       9,032(3)               12,958,559           43.9%
Erwin Potts...................................                      39,748(4)               12,539,748           43.1%
William M. Roth...............................                      22,457(5)               12,522,457           43.1%
Molly Maloney Evangelisti.....................                      19,584(6)                5,682,084           25.5%
Brown McClatchy Maloney.......................                       4,000                   5,582,748           25.2%
Estate of Sue Maloney Stiles..................                           0                   1,216,457            7.0%
Adair R. McClatchy............................                           0                     932,495            5.3%
Kevin S. McClatchy............................                         625(7)                  908,120            5.2%
Elizabeth Ballantine..........................                      42,374(8)                   42,374             (9)
Gary B. Pruitt................................                     159,944(10)                 159,944             (9)
James P. Smith................................                      60,091(11)                  60,091             (9)
Gregory E. Favre..............................                      18,140(12)                  18,140             (9)
Robert J. Weil................................                      24,227(13)                  24,227             (9)
Frank R. J. Whittaker.........................                      51,134(14)                  51,134             (9)
S. Donley Ritchey.............................                      17,132(15)                  17,132             (9)
Joan F. Lane..................................                      15,782(16)                  15,782             (9)
Frederick R. Ruiz.............................                      13,157(17)                  13,157             (9)
Larry Jinks...................................                       5,782(18)                   5,782             (9)
Wellington Management Company, LLP............                   1,174,000(19)               1,174,000            7.0%
Private Capital Management, Inc...............                   1,143,849(20)               1,143,849            6.9%
Vanguard PRIMECAP Fund........................                   1,000,000(21)               1,000,000            6.0%
PRIMECAP Management Company...................                   1,000,000(22)               1,000,000            6.0%
GAMCO Investors, Inc..........................                     859,957(23)                 859,957            5.2%
All executive officers and directors as a
 group (22 persons as Beneficial Owners)(24)..                     597,451                  22,588,413           57.9%

__________
(1) All addresses are c/o The McClatchy Company, P.O. Box 15779, Sacramento, CA 95852-0779, except as follows: (i) Wellington Management Company, LLP, 75 State Street, Boston, MA 02109; (ii) Private Capital Management, Inc., 3003 Tamiami Trail N., Naples, FL 33940; (iii) Vanguard PRIMECAP Fund, P.O. Box 2600, Valley Forge, PA 19482; (iv) PRIMECAP Management Company, 225 South Lake Avenue, Suite 400, Pasadena, CA 91201; and (v) GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580.
(2) Includes 10,782 shares of Class A Common Stock subject to stock options which are currently exercisable.
(3) Includes 8,907 shares of Class A Common Stock subject to stock options which are currently exercisable.
(4) Includes 1,875 shares of Class A Common Stock subject to stock options which are currently exercisable.
(5) Includes 14,532 shares of Class A Common Stock subject to stock options which are currently exercisable.
(6) Includes 3,282 shares of Class A Common Stock subject to stock options which are currently exercisable.
(7) Includes 625 shares of Class A Common Stock subject to stock options which are currently exercisable.
(8) Includes 1,875 shares of Class A Common Stock subject to stock options which are currently exercisable.
(9)     Percentage is less than 1%.
(10) Includes 149,375 shares of Class A Common Stock subject to stock options which are currently exercisable.
(11) Includes 41,875 shares of Class A Common Stock subject to stock options which are currently exercisable.
(12) Includes 15,625 shares of Class A Common Stock subject to stock options which are currently exercisable.

(13) Includes 22,500 shares of Class A Common Stock subject to stock options which are currently exercisable.
(14) Includes 49,375 shares of Class A Common Stock subject to stock options which are currently exercisable.
(15) Includes 12,657 shares of Class A Common Stock subject to stock options which are currently exercisable.
(16) Includes 14,532 shares of Class A Common Stock subject to stock options which are currently exercisable.
(17) Includes 8,907 shares of Class A Common Stock subject to stock options which are currently exercisable.
(18) Includes 5,157 shares of Class A Common Stock subject to stock options which are currently exercisable.
(19) Based on a Schedule 13G/A filed February 11, 2000.
(20) Based on a Schedule 13G/A filed on February 17, 1999.
(21) Based on a Schedule 13G filed February 4, 2000.
(22) Based on a Schedule 13G/A filed on October 30, 1998.
(23) Based on a Schedule 13D filed on June 22, 1998. Includes beneficial ownership of entities affiliated with GAMCO Investors, Inc.
(24) Includes 419,257 shares of Class A Common Stock subject to stock options which are currently exercisable.

Agreement Among Class B Shareholders

     The holders of the Class B Common Stock are parties to an agreement which will terminate September 17, 2047 (unless terminated earlier in accordance with its terms). In this agreement the Class B shareholders have agreed that, subject to certain exceptions, none of them can transfer any shares of Class B Common Stock (unless such shares are, as generally permitted by the agreement, first converted into Class A Common Stock) except to one or more "Permitted Transferees." A "Permitted Transferee" is any current holder of Class B Common Stock of McClatchy; any lineal descendant of Charles K. McClatchy (1858 - 1936); or a trust for the exclusive benefit of, or in which all of the remainder beneficial interests are owned by, one or more of his lineal descendants.

     In the event that a Class B shareholder attempts to transfer any shares of Class B Common Stock in violation of the agreement, or upon the happening of certain other events enumerated in the agreement as "Option Events," the remaining Class B shareholders have the option to purchase that shareholder's Class B Common Stock. The option to purchase would entitle each remaining Class B shareholder to purchase the number of shares of Class B Common Stock proportionate to that party's holdings of Class B Common Stock. If all the shares proposed to be transferred are not purchased by the remaining Class B shareholders, McClatchy has the option of purchasing the remaining shares. In general, any shares not purchased under this procedure will be converted into shares of Class A Common Stock and then transferred freely (unless following conversion the outstanding shares of Class B Common Stock would constitute less than 25% of the total number of all outstanding shares of common stock of McClatchy). The intent of the agreement is to preserve family control of McClatchy. The agreement can be terminated by the vote of the holders of 80% of the outstanding shares of Class B Common Stock who are subject to the agreement.

                                  COMPENSATION

Directors' Compensation

     McClatchy pays its non-employee Directors an annual retainer of $30,000 per year plus $1,200 per day for in-person attendance at meetings of the Board of Directors and $1,000 for in-person attendance at Committee meetings.
Attendance at Board or Committee meetings by teleconference is compensated at one-half the rate for in-person meetings. Erwin Potts, as Chairman of the Board, receives an additional $50,000 per year for his services. Committee Chairs receive an additional $5,000 per year for their services. Compensation for attendance at meetings is subject to a limitation of two meetings in any one day, whether by teleconference or in-person attendance. McClatchy also reimburses non-employee Directors for expenses incurred by them in connection with the business and affairs of McClatchy.

     Each non-employee Director receives an annual grant of an option to purchase up to 2,500 shares of Class A Common Stock under the 1990 Directors' Stock Option Plan, as amended. The stock options are granted at fair market value, have a ten-year term and vest equally over four years beginning March 1 following the date of award.

Other Arrangements

     Larry Jinks receives additional compensation for his work as an editorial consultant to McClatchy. In this role he, with other outside consultants and McClatchy employees, reviews McClatchy's newspapers for editorial quality. Mr. Jinks receives $5,000 for each newspaper reviewed. In 1999 McClatchy paid him $15,000 for these services.

                      REPORT OF THE COMPENSATION COMMITTEE

     This report is provided by the Compensation Committee to assist shareholders in understanding the Committee's objectives and procedures in establishing the compensation of McClatchy's Chief Executive Officer and other senior executives.

     The Compensation Committee, which consists entirely of Directors who are not employees of McClatchy, is responsible for establishing and administering McClatchy's executive compensation program. The program focuses on both short-term and long-term performance utilizing a combination of cash and equity
incentives.   It is designed to reward and create incentives for excellence in individual achievement as well as McClatchy's company performance. All members of the Committee qualify as "outside directors" under Section 162(m) of the Internal Revenue Code.

     The principal elements of McClatchy's executive compensation program are
(i) annual base salary, (ii) annual cash bonus (including the bonus paid to the CEO under the Chief Executive Officer Bonus Plan) based on the Committee's assessment of success in meeting performance objectives on an individual, unit and/or McClatchy-wide basis, (iii) cash compensation under the Long-Term Incentive Plan based upon growth in pretax earnings over a three-year period of time, and (iv) stock option awards under McClatchy's stock option plans which provide equity compensation, the value of which will ultimately be determined by growth over time in the market price of McClatchy's common stock. In carrying out its duties, the Committee sets the salary and annual cash bonus of the CEO and, after review and consideration of the recommendations of the CEO, approves the annual cash compensation of the other executive officers. The Committee also administers McClatchy's employee stock option plans and the Long-Term Incentive Plan, and in so doing, designates all persons who will receive awards and sets the amount, form and other conditions of the awards.

     In evaluating McClatchy's performance, the Committee considers improvement in revenue, earnings and cash flow, growth in circulation, product excellence and market acceptance, sound strategic planning, development of new products and services, and community involvement and good corporate citizenship. In evaluating individual performance of key executives, the Committee also reviews leadership and individual achievement.

     The Committee believes McClatchy's compensation program is vital to the achievement of McClatchy's objectives, in that it will:

 .    Enable McClatchy to attract and retain key executives essential to its long-term success;

 .    Motivate and reward senior executives for development and achievement of sound strategic business objectives; and

 .    Provide opportunity to selected executives to acquire an interest in the success of McClatchy through stock ownership under its stock option plans.

     The Committee views other companies in the media industry (including the fourteen publicly traded companies included as the Peer Group in the Five-Year Performance Graph set forth on page 17 of this proxy statement) as McClatchy's competition when determining competitive compensation practices.

    In order to maximize the tax deductibility of option awards upon exercise under Section 162(m) of the IRS Code, in 1994 McClatchy submitted for a vote of the shareholders its 1994 Stock Option Plan, which Plan was approved. The Amended and Restated 1994 Stock Option Plan, which added an additional 1,000,000 shares to the Plan, was submitted to the shareholders in 1998, which Plan was approved. Effective January 1, 1998, McClatchy adopted the Chief Executive Officer Bonus Plan and the Long-Term Incentive Plan, each of which was approved by the shareholders at the 1998 Annual Meeting and qualify under Section 162(m). McClatchy may also determine to pay compensation to the executive officers, including the Chief Executive Officer, that may not be deductible under Section 162(m). Section 162(m) limits the deduction available to McClatchy for compensation paid to the CEO and the four other most highly compensated executive officers to the extent such compensation exceeds $1,000,000 unless such compensation was based on performance goals determined by a compensation committee consisting solely of two or more non-employee directiors which performance goals are approved by the shareholders prior to payment.

Compensation of Executive Officers, 1999

     McClatchy's existing executive compensation program consists of three basic elements: base pay, short-term incentives and long-term incentives. In late 1998 the Committee set salary and incentive levels of McClatchy's executive officers for fiscal 1999. At that time the Committee reviewed compensation data provided by an outside consultant to obtain a perspective on compensation levels at McClatchy compared to companies within the newspaper industry, including the Peer Group.

     Base Pay. In determining salaries, the Committee reviews publicly available information on compensation at other newspaper companies, including companies in the Peer Group, and data provided by an outside consultant, with particular emphasis on salary levels at companies of a size comparable to
McClatchy.   The Committee generally targets salary structures at the median pay levels of those companies. The Committee also considers internal pay equity factors, general economic conditions, McClatchy's financial performance (growth in revenues, ability to control operating costs, improvement in operating cash flow and operating income, and improvement in net income and earnings per share), and individual responsibility, experience and job performance. No specific weight is assigned to any particular factor.

     Based on these factors, the Committee granted 1999 salary increases to executive officers ranging from 3.5% to 12.5% over prior year salary. The Committee believes these increases are consistent with salary and wage increases granted throughout McClatchy, and believes that base salaries for McClatchy's executive officers generally are at or below the median base salaries for other newspaper companies, including companies in the Peer Group.

     Short-Term Incentives (Management by Objective Annual Bonus Plan). The Committee's goal is to establish short-term incentive opportunities that are meaningful in relation to each executive's total compensation and the executive's level of responsibility. In general, in evaluating performance, the higher the level of responsibility, the greater the proportion of the executive's total compensation is at risk. The Management by Objective Annual Bonus Plan ("MBO Plan") is an annual cash incentive plan that links awards to performance results of the prior year. Awards for 1999 under the MBO Plan, which applies to each executive officer other than the CEO, were based on full or partial achievement of pre-established performance goals relating to corporate results, business unit results and individual performance. Each performance objective is weighted to reflect its relative contribution to specific short-term and long-term financial, strategic and/or management practices goals applicable to the executive. To determine the bonus to which an executive is entitled, a certain number of points, targeted at 100, were awarded to each executive officer based upon his performance during the year. A certain percentage of total points possible, typically not exceeding 10%, is reserved for subjective evaluation. Points are applied as a percentage to an amount equal to a predetermined percent, varying from 30% to 45% (depending on the particular participant) of his or her base salary during the year.

     Long-Term Incentives.

       Stock Option Awards. Non-qualified stock option awards are usually granted each year to selected management personnel, including all executive officers permitted by the terms of the employee stock option plans to participate. The Committee believes stock option awards help align the financial interests of the executive officers with those of shareholders. In fixing stock option grants, the Committee, through subjective evaluation processes, determines the award for the CEO, and as to the other participants, including the four other most highly compensated executive officers, considers the recommendation of the CEO. Elements given weight by the Committee in considering the number of options to be awarded are individual responsibility and accountability, anticipated contributions, and long-term value of the participant to McClatchy. The process employed by the Committee in determining individual awards under McClatchy's employee stock option plans, including those of executive officers, relates primarily to levels of responsibility but also includes subjective factors not subject to predetermined specific criteria.

       Long-Term Incentive Plan Awards. In January 1998, McClatchy decided to replace its Executive Performance Plan ("EPP") with a Long-Term Incentive Plan ("LTIP"). The LTIP was approved by the McClatchy shareholders at the 1998 Annual Meeting. Awards for 1999 under McClatchy's LTIP were made in late 1998. These awards are comprised of Incentive Units, each of which represents a contingent right to receive in cash an amount equal to $1 times the number of percentage points by which McClatchy's pre-tax earnings (without giving effect to any gain or loss on the sale of assets) increase over a three-year performance period. The performance period for the 1999 LTIP awards began on December 28, 1998 and will end on December 30, 2001.

     The Committee selects executives as participants in the LTIP and determines the number of Incentive Units awarded. In determining awards the Committee, through a subjective evaluation process, sets the number of Incentive Units awarded to the CEO, and as to the other participants, including the four other
named executive officers, considers the recommendation of the CEO.   The
Committee believes LTIP awards contribute to keeping participating executives sharply focused upon maintenance of strong shareholder value even in challenging economic environments. The selection of participants and determination of award units relate primarily to levels of responsibility, but also include subjective factors not subject to specific criteria. As noted above, in 1998 McClatchy replaced the awards under the EPP with awards under the LTIP. However, because EPP awards vest over a period of four years, commencing March 1 of the year following the year for which the grant was made, participating executives will continue to receive cash payments under the EPP through 2001, as prior awards vest.

Compensation of the Chief Executive Officer, 1999

     Base Pay.   Mr. Pruitt's 1999 base pay was considered in late 1998 and was set at that time at $725,000, an 11.5% increase over his 1998 salary. In setting Mr. Pruitt's 1999 salary, the Committee considered his outstanding performance as McClatchy's CEO, McClatchy's financial performance, as well as compensation of the chief executive officer of the other newspaper companies in McClatchy's Peer Group.

Short-Term Incentives.

     CEO Bonus Plan. Under the CEO Bonus Plan, the Committee determines the CEO's bonus payment based on an objective formula established in advance by the Committee. In March of 1999, the Committee determined the formula for Mr. Pruitt's 1999 bonus. Under this formula, Mr. Pruitt's 1999 bonus was based on McClatchy's actual results compared to targeted earnings per share and targeted operating cash flow. The target payout of 50% of Mr. Pruitt's annual base pay is adjusted up or down based on McClatchy performance relative to targeted earnings per share and operating cash flow, with each measurement equally weighted at 25% of annual base pay.

     In 1999, McClatchy posted record earnings of $82.5 million, or $1.83 per share, compared to $61.1 million or $1.41 per share in 1998. Operating cash flow (operating income plus depreciation and amortization) for 1999 was also at a record level--$331.6 million compared to $274.6 million for 1998. Given McClatchy's 1999 earnings per share and operating cash flow performance, as compared to target, the Committee awarded Mr. Pruitt a cash bonus under the CEO Bonus Plan of $490,000 in January 2000.

     In addition to the bonus under the CEO Bonus Plan, in January 2000 the Committee awarded Mr. Pruitt a bonus of $35,000 in further recognition of McClatchy's superior performance in 1999. As noted above, McClatchy achieved record earnings and operating cash flow for the year. Revenues for fiscal year 1999 also reached record levels, and were $1.09 billion, with $875.3 million in advertising and $175.6 million in circulation. Total revenues were up 4.4% from 1998, taking into account 1998 acquisitions, divestitures and period reporting. Under Mr. Pruitt's leadership, McClatchy continued its strategic focus on growing its media franchises in each of its markets, including its core newspapers, direct marketing initiatives and regional internet operations. McClatchy maintained its industry-leading growth in circulation and expanded its presence in the local online arena in each market.

     Long-Term Incentives. Generally, the Committee grants to the CEO his long-term incentive awards for the following year at the end of each year. His 2000 award, made in late 1999, consisted of non-qualified stock options to purchase 65,000 shares of McClatchy Class A Common Stock and 6,500 Incentive Units under the LTIP. Based on McClatchy's performance and data provided by an outside consultant, the Committee believes these awards are reasonable and well within competitive practice for his level of responsibilities. Also, Mr. Pruitt received $57,111 in 1999 from vested awards under the EPP, which was replaced by the LTIP in 1998.

     The Committee, in setting salary and bonus levels for Mr. Pruitt, and in fixing the number of stock option awards granted to Mr. Pruitt under McClatchy's employee stock option plans, and LTIP Units awarded him under the LTIP, does not assign relative weight to the indicated factors. The process is primarily subjective in nature. Each Committee member may well accord a different weight to the various factors considered.

     The tables which follow, and accompanying narrative, reflect the decisions covered by the above discussion.

                                         William K. Coblentz, Chairman
                                         Molly Maloney Evangelisti
                                         Larry Jinks
                                         Joan F. Lane
                                         S. Donley Ritchey

                             EXECUTIVE COMPENSATION

          The following tables set forth the annual compensation paid or accrued by McClatchy to or on behalf of the Chief Executive Officer and the four other most highly compensated executive officers for the fiscal years ended December 31, 1997, December 27, 1998 and December 26, 1999, respectively. James P. Smith retired in March 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                     Long-Term Compensation
                                                                                    ------------------------
                                                                                      Awards      Payouts
                                             Annual Compensation                    -----------  -----------
                              --------------------------------------------------    Securities
         Name and                                               Other Annual        Underlying      LTIP             All Other
    Principal Position        Year   Salary($)    Bonus($)    Compensation($)(1)    Options(#)    Payouts(2)     Compensation($)(3)
----------------------------  ----   ---------    --------    ------------------    ------------  ----------     -----------------
Pruitt, Gary B..............  1999   $ 725,000    $525,000      $         0            65,000           $0            $ 8,864
President and Chief           1998     650,000     455,000                0           105,000(4)         0              8,456
 Executive Officer            1997     550,000     350,000          120,473                 0          N/A              7,441

Weil, Robert................  1999   $ 360,000    $162,000      $         0            24,000           $0            $ 7,995
Vice President, Operations    1998     330,000     140,000       300,317 (5)           20,000            0              7,828
                              1997     271,580      96,000       114,256 (6)           20,000          N/A              7,299

Whittaker, Frank R. J.......  1999   $ 360,000    $162,000      $         0            24,000           $0            $ 7,998
Vice President, Operations    1998     340,000     130,000                0            20,000            0              7,869
                              1997     276,255      96,000           58,675            20,000          N/A              7,386

Smith, James P..............  1999   $ 312,000    $125,000      $         0                 0           $0            $10,696
 Vice President, Finance      1998     300,000      95,550                0            15,000            0             10,108
 and CFO                      1997     290,000      67,425           69,288            15,000          N/A              9,516

Favre, Gregory E............  1999     295,000    $100,000      $         0            12,500           $0            $12,086
Vice President, News          1998     285,000      84,075                0            12,500            0             10,988
                              1997     252,789      61,579           58,675            12,500          N/A             10,023

__________

(1) Includes, for 1997, earnings accrued under McClatchy's Executive Performance Plan. These earnings are vested and paid out in four equal annual installments of 25% each commencing March 1 following the year for which the award is made. However, under the Executive Performance Plan, the earnings vest by an additional 25% upon a participant's early retirement under the McClatchy Restated Retirement Plan. Upon normal retirement under the Restated Retirement Plan, 100% of the earnings vest immediately. In 1998 McClatchy replaced the Executive Performance Plan with the Long-Term Incentive Plan (see footnote (2) below).
(2) In January 1998 McClatchy adopted its Long-Term Incentive Plan. Awards under the LTIP consist of Incentive Units, each of which represents a contingent right to receive in cash an amount equal to $1 times the number of percentage points by which McClatchy's pre-tax earnings increase over a three-year period. No payouts have yet been made under this plan. The first awards under this plan were granted in 1998 for the performance period beginning January 1, 1998 and ending December 31, 2000. The first payout will be in 2001.
(3) This sum includes (i) Company contributions to McClatchy's 401(k) Plan on behalf of each of the named executive officers to match pre-tax elective deferral contributions (included under Salary) made by each officer to such Plan, and (ii) premium payments to continue life insurance coverage under the Group Executive Life Insurance Plan at a level not otherwise available under McClatchy's standard life insurance coverage. The amount of the contribution to McClatchy's 401(k) Plan for each named executive officer for 1999 was $6,400.
(4) Mr. Pruitt was granted an option on January 13, 1998 to purchase 50,000 shares of Class A Common Stock and an option on November 30, 1998 to purchase 55,000 shares of Class A Common Stock.
(5) This includes amounts paid in 1998 to Mr. Weil as reimbursement of relocation expenses.
(6) This amount also includes certain perquisites, including $42,626 paid in 1997 to Mr. Weil as reimbursement of relocation expenses.

                              STOCK OPTION AWARDS

          The following table contains information concerning stock option awards to the Chief Executive Officer and the four other most highly compensated executive officers during the year ended December 26, 1999. Annual stock option grants consist of stock options to purchase Class A Common Stock granted based upon assessment by the Compensation Committee of the individual's past performance, level of responsibility and accountability, anticipated future contributions and long-term value to McClatchy. Stock options are granted at fair market value, have a ten-year term and vest equally over four years beginning on March 1 following the year for which the award was made.

                                  Securities      % of Total
                                  Underlying   Options Granted    Exercise                 Grant Date
                                    Options    To Employees in     or Base    Expiration     Present
             Name                  Granted(#)     Fiscal Year    Price($/Sh)     Date      Value($)(1)
--------------------------------  -----------  ----------------  -----------  ---------- --------------
Pruitt, Gary B..................      65,000             16.67%    $40.3750     12/15/09    $898,274
Weil, Robert J..................      24,000              6.15%     40.3750     12/15/09     331,670
Whittaker, Frank R. J...........      24,000              6.15%     40.3750     12/15/09     331,670
Smith, James P..................         -0-               N/A        N/A          N/A         N/A
Favre, Gregory E................      12,500              3.20%     40.3750     12/15/09     172,745

__________
(1) Options vest in increments of 25% over four years. These values are determined using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model is one of the methods permitted by the Securities and Exchange Commission for estimating the present value of options. The Black-Scholes Option Pricing Model is based on assumptions as to certain variables as described below, and is not intended to estimate, and has no direct correlation to, the amount that an individual will actually realize upon exercise of options. The actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The values listed above were based on the following assumptions: volatility (measured as the annualized standard deviation of the sample, as determined from the daily closing prices over the past twelve years, ending with December 23,
     1999) (the last trading day of the fiscal year) of .2862; risk free rates of return for such period of 6.1% to 6.3%; dividend yields for such period of 1.1% to 1.2%; and time of exercise ranging from 4 to 7 years as the options vest.


                         OPTION EXERCISES AND HOLDINGS

          The following table shows the number of shares of Class A Common Stock represented by outstanding stock options held by the Chief Executive Officer and the four other most highly compensated executive officers as of December 26, 1999, and the value of such options based on the closing price of McClatchy's Class A Common Stock on December 23, 1999, which was $43.3750.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                  Shares                    Number of Unexercised        Value of Unexercised
                                 Acquired       Value        Options at FY-End(#)        Options at FY-End($)
             Name               on Exercise  Realized($)  Exercisable/Unexercisable   Exercisable/Unexercisable
------------------------------  -----------  -----------  --------------------------  --------------------------
Pruitt, Gary B................            0    $      0             101,250/130,000       $2,285,000/$1,952,969
Weil, Robert J................        5,625      71,344            10,625/  /40,625        207,047/     554,297
Whittaker, Frank R. J.........       11,250     218,544             44,375/  44,375      1,040,203/     631,953
Smith, James P................       24,500     462,586             19,375/  35,625        410,937/     522,500
Favre, Gregory E..............       18,750     348,295             3,125/   31,250         47,461/     467,773

                           LONG-TERM INCENTIVE AWARDS

  The following table shows the awards made to the Chief Executive Officer and the four other most highly compensated executive officers during the last fiscal year.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR



                                                                  Estimated future payouts under
                                               Performance          non-stock price-based plans
                                 Number of     period until   ----------------------------------------
                                   units       maturation       Threshold    Target         Maximum
             Name                   (#)         or payout          ($)        ($)(1)          ($)
------------------------------------------------------------------------------------------------------
Pruitt, Gary B.................      6,500   12/27/99-12/29/02         $0    $205,400      $1,000,000

Weil, Robert J.................      2,400   12/27/99-12/29/02          0      75,840       1,000,000

Whittaker, Frank R. J..........      2,400   12/27/99-12/29/02          0      75,840       1,000,000

Smith, James P.................          0          N/A               N/A         N/A       1,000,000

Favre, Gregory E...............      1,300   12/27/99-12/29/02          0      41,000       1,000,000

(1) LTIP payouts with respect to any award year will be based on increases in McClatchy's pre-tax earnings over a three-year performance period, and paid at the rate of $1 per unit multiplied by the number of percentage points of increase in pre-tax earnings (subject to a maximum payout per award per individual of $1,000,000). Because fiscal 1998 was the first year for the LTIP, McClatchy has not yet made any payments under the LTIP. SEC rules require McClatchy to show, in the "Target" column, payouts for the fiscal 2000 awards (made in late 1999) that would have been made based on fiscal year 1999 performance as an illustration of the payments that might be made under the LTIP in the future. Therefore, the amounts shown for the fiscal 2000 awards reflect the increase in pre-tax earnings in fiscal 1999 over 1998 (excluding the gain or loss on sales of assets). However, please note that as no financial results for any portion of the performance period for the fiscal 2000 awards have actually been published. As a result, the actual value of these LTIP awards upon payout may differ significantly from the numbers set forth above.

                          FIVE-YEAR PERFORMANCE GRAPH

          The SEC requires that McClatchy include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with (i) a broad equity market index and (ii) an industry index or peer group. Shown below is a line graph comparing the percentage change in the cumulative total shareholder return on McClatchy's common stock against the cumulative total return of the S&P Midcap 400 Index and a peer group comprised of McClatchy and 14 other publicly-traded newspaper publishing companies for a period of five years ended December 26, 1999.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                        AMONG THE McCLATCHY COMPANY,
                THE S&P MIDCAP 400 INDEX AND A PEER GROUP INDEX

                                                   Cumulative Total Return
                            --------------------------------------------------------------------
                            12/31/94    12/31/95    12/31/96    12/31/97    12/27/98    12/26/99
                            --------    --------    --------    --------    --------    --------
THE MCCLATHCY COMPANY.....    100.00      108.19      167.92      165.27      198.14      269.81
PEER GROUP................    100.00      121.07      145.34      224.42      231.78      285.43
S & P MIDCAP 400..........    100.00      130.94      156.08      206.43      236.21      270.99

          The peer group index is comprised of the following publicly traded newspaper publishing companies, and is weighted according to market capitalization as of the beginning of each year: (1) A. H. Belo Corporation,
(2) Central Newspapers, Inc., (3) Dow Jones & Company, (4) E. W. Scripps Company, (5) Gannett Co., Inc., (6) Journal Register Co., (7) Knight Ridder, Inc., (8) Lee Enterprises, Inc., (9) The McClatchy Company, (10) Media General, Inc., (11) The New York Times Company, (12) Pulitzer Publishing Company, (13) Times Mirror Company, (14) Tribune Company and (15) Washington Post Company.

                                 PENSION PLANS

          The following table shows the estimated annual pension benefits payable to the executive officers named below at normal retirement age (age 65) under McClatchy's qualified defined benefit pension plan, as well as its nonqualified supplemental pension plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with McClatchy:

                               PENSION PLAN TABLE

                                          Years of Service
                     ------------------------------------------------------------------------
   Remuneration          5        10        15        20        25        30     35 and above
-------------------  --------  --------  --------  --------  --------  --------  ------------
$    200,000         $ 15,000  $ 30,000  $ 45,000  $ 60,000  $ 75,000  $ 90,000      $105,000
     400,000           30,000    60,000    90,000   120,000   150,000   180,000       210,000
     600,000           45,000    90,000   135,000   180,000   225,000   270,000       315,000
     800,000           60,000   120,000   180,000   240,000   300,000   360,000       420,000
   1,000,000           75,000   150,000   225,000   300,000   375,000   450,000       525,000
   1,200,000           90,000   180,000   270,000   360,000   450,000   540,000       630,000
   1,400,000          105,000   210,000   315,000   420,000   525,000   630,000       735,000
   1,600,000          120,000   240,000   360,000   480,000   600,000   720,000       840,000

    Benefits under the qualified defined pension plan are computed using basic compensation exclusive of overtime and other compensation; benefits under the supplemental plan are calculated using basic salary plus any annual cash bonus awarded. The benefits shown in the foregoing table are not subject to any deduction for social security or other offset amounts. For single persons, benefits are computed as straight life annuity amounts. Married persons may choose between straight life or joint and survivor annuity amounts. Covered compensation for the named executive officers would consist of the salary and bonus set forth in the Summary Compensation Table above, and for the named executive officers as of the end of the last fiscal year is: Gary B. Pruitt, $1,180,000; Robert J. Weil, $500,000; Frank R. J. Whittaker, $490,000; James P.
Smith, $407,500; and Gregory E. Favre, $379,075. If they remain employees until they reach 65, the years of credited service will be as follows: Gary B. Pruitt, 37.25; James P. Smith, 28.08; Gregory E. Favre, 15.50; Robert J. Weil, 20.42; and Frank R. J. Whittaker, 29.42.


                              EMPLOYMENT AGREEMENT

          McClatchy has an Employment Agreement with its Chief Executive Officer, Gary Pruitt. The Agreement expires on June 1, 2001, or a later date to
which the term of the Agreement is extended under the Agreement.   Each June 1,
the term of the Agreement extends automatically for one year (so that effective on each June 1, the remaining term of employment is a full three-year period). The Board of Directors can elect to terminate the automatic extension feature of the Agreement. However, that election would only apply to term extensions that would become effective more than 60 days after the Board informs Mr. Pruitt that it has decided to terminate the automatic extensions. If during the term of the Agreement Mr. Pruitt's employment is involuntarily terminated for any reason other than "cause," "mental incompetence" or "disability," or if he resigns for "good reason" (as these terms are defined in the Agreement), he would be entitled to a supplemental severance payment for the balance of his term equal to 300% of his base salary, at the rate then in effect. The severance payment can be made in a lump sum or, at Mr. Pruitt's election (subject to the approval of the Board of Directors), in five equal annual installments. In addition, if a severance payment is made, Mr. Pruitt's group insurance coverage would be continued until the third anniversary of the effective date of the termination of employment or until he and his dependents become eligible for comparable coverage as a result of his reemployment, whichever is earlier. If during the term of the Agreement Mr. Pruitt's employment is terminated because of his disability, he would be entitled to a supplemental disability benefit in an amount equal to 60% of his base salary at the rate then in effect, reduced by all other disability benefits that are payable to him under McClatchy's group insurance plan and all federal or state insurance programs. The supplemental disability benefit would be payable until the third anniversary of the effective date of the termination of employment or until disability benefits under McClatchy's group insurance plan are discontinued, whichever is earlier. In addition, Mr. Pruitt's group insurance benefits would be continued as long as any disability benefit is payable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None.

                      RATIFICATION OF INDEPENDENT AUDITORS

                               (Item 2 on Proxy)

          The Board of Directors has appointed, subject to ratification by the shareholders, Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2000. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement
if they desire.   They will also be available to respond to appropriate
questions.

          Ratification of this item requires an affirmative vote of a majority of the aggregate voting power of the shares of Class A and Class B Common Stock present or represented at the meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF DELOITTE & TOUCHE LLP AS McCLATCHY'S INDEPENDENT AUDITORS.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          SEC regulations require McClatchy to identify the names of persons who failed to file or filed late a report required under Section 16 of the Securities Exchange Act of 1934. Generally, the reporting regulations under
Section 16 require directors, executive officers and greater than 10% shareholders to report changes in ownership of Company securities. To McClatchy's knowledge, based upon a review of the copies of such reports furnished to McClatchy and written representations that no other reports were required, during the year ended December 26, 1999, none of the directors, officers and beneficial owners of greater than 10% of McClatchy's Class A Common Stock failed to file on a timely basis the forms required by Section 16(a) of the Exchange Act.

                                 OTHER MATTERS

          The Board of Directors does not know of any business to be presented at the annual meeting other than the matters set forth above, but if other matters properly come before the meeting your proxy holders will vote on the matters in accordance with their best judgment.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

          Proposals of shareholders to be presented at McClatchy's annual meeting of shareholders in 2001 must be received at the Corporate Secretary's office, 2100 Q Street, Sacramento, California 95816, no later than November 24, 2000 to be considered for inclusion in the proxy statement and proxy for that meeting. The deadline for submitting a shareholder proposal that is to be considered at, but not to be included in the proxy statement for the annual meeting of shareholders to be held in 2001 is February 7, 2001.

                              By Order of the Board of Directors


                              /s/ Karole Morgan-Prager
                              Karole Morgan-Prager, Corporate Secretary

March 24, 2000

                                                               Please mark   [X]
                                                               your votes as
                                                               indicated in
                                                               this example


1. To elect directors to serve until the next Annual Meeting of Shareholders and until their successors are elected or chosen.

    [_] FOR all nominees listed to the right        Nominees: Elizabeth Ballantine,
        (except as marked to the contrary)          S. Donley Ritchey, Frederick R. Ruiz

    [_] WITHHOLD AUTHORITY
        (to vote for all nominees listed at right)  Nominees: Elizabeth Ballantine,
                                                    S. Donley Ritchey, Frederick R. Ruiz


(INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name below.)

________________________________________________________________________________

                                                    FOR   AGAINST   ABSTAIN
2.  Ratification of the appointment of  Deloitte    [_]     [_]       [_]
    & Touche LLP as the Company's independent auditors for 2000.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                                                    I PLAN TO ATTEND MEETING [_]

                                COMMENTS/ADDRESS CHANGE PLEASE MARK THE
                                BOX IF YOU HAVE WRITTEN COMMENTS/ADDRESS [_]
                                CHANGE ON THE REVERSE SIDE

                                Please sign EXACTLY as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                Dated:                                , 2000
                                      --------------------------------

                                -------------------------------------------
                                Signature

                                -------------------------------------------
                                Signature if held jointly

                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                          -- FOLD AND DETACH HERE --


                             THE McCLATCHY COMPANY




                     YOUR VOTE IS IMPORTANT TO THE COMPANY



                     PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THIS SHEET
            AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                             THE McCLATCHY COMPANY


                             CLASS A COMMON PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY, 17, 2000.



The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated herein, all the shares of the Class A Common Stock of The McClatchy Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 17, 2000, or any postponement or adjournment thereof.

This proxy when properly executed will be voted as directed by the undersigned shareholder. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2.


------------------------------
COMMENTS/ADDRESS CHANGE:     |
PLEASE MARK COMMENT/ADDRESS  |
CHANGE ON REVERSE SIDE       |
                             |
                             |     (Continued and to be dated and signed,
                             |      on other side)
                             |
                             |
                             |
                             |
-------------------------------------------------------------------------------
                          -- FOLD AND DETACH HERE --

                                                              Please mark
                                                              your votes as  [X]
                                                              indicated in
                                                              this example


1. To elect directors to serve until the next Annual Meeting of Shareholders and until their successors are elected or chosen.

   FOR all nominees      WITHHOLD AUTHORITY     Nominees: William K. Coblentz, Molly Maloney Evangelisti, Larry Jinks, Joan F. Lane
   listed to the right   (to vote for all       James B. McClatchy, Kevin S. McClatchy, William Ellery McClatchy,
   (except as marked     nominees listed at     Erwin Potts, Gary B. Pruitt
   to the contrary)      right)
        [   ]                    [   ]         (INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name below.)

                                                ----------------------------------------------------------------------------------



2. Ratification of the appointment of     3. In their discretion, the proxies                     I PLAN TO ATTEND MEETING   [   ]
   Deloitte & Touche LLP                     are authorized to vote upon such
   as the Company's independent              other business as may properly     COMMENTS/ADDRESS CHANGE Please mark the box  [   ]
   auditors for 2000.                        come before the meeting.           if you have written comments/address change
                                                                                on the reverse side.
     FOR     AGAINST   ABSTAIN
    [   ]     [  ]      [  ]
                                                                                Please sign exactly as name appears on your stock
                                                                                certificate. When shares are held by joint tenants,
                                                                                both should sign. When signing as attorney, as
                                                                                executor, administrator, trustee or guardian,
                                                                                please give full title as such. If a corporation,
                                                                                please sign in full corporate name by President or
                                                                                other authorized officer. If a partnership, please
                                                                                sign in partnership name by authorized person.

                                                                                Dated:____________________________________ , 2000


                                                                                ____________________________________________________
                                                                                Signature

                                                                                ____________________________________________________
                                                                                Signature if held jointly

                                                                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                                                PROMPTLY USING THE ENCLOSED ENVELOPE.
------------------------------------------------------------------------------------------------------------------------------------
                                        FOLD AND DETACH HERE




                                       THE McCLATCHY COMPANY



                                 YOUR VOTE IS IMPORTANT TO THE COMPANY


                                  PLEASE SIGN AND RETURN YOUR PROXY BY
                                TEARING OFF THE TOP PORTION OF THIS SHEET
                          AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE


                              THE McCLATCHY COMPANY
                              CLASS B COMMON PROXY
                    Proxy Solicited by the Board of Directors
       for the Annual Meeting of Shareholders to be held on May 17, 2000.


The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated herein, all the shares of the Class B Common Stock of The McClatchy Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 17, 2000, or any postponement or adjournment thereof.

This proxy when properly executed will be voted as directed by the undersigned shareholder. If no such directions are made, this proxy will be voted FOR the election of directors and FOR item 2.

_________________________________________
COMMENTS/ADDRESS CHANGE: PLEASE MARK
COMMENT/ADDRESS CHANGE ON REVERSE SIDE



                                                 (Continued and to be dated and
                                                  signed, on other side)




--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE